Financial Results - 4th Quarter and Year
Ended December 31, 2008
INX Inc.
Nasdaq: INXI
www.INXI.com
March 5, 2009 Investor Call
1. Brian Fontana: Present results for the quarter and year
 and discussion of certain financial trends, balance sheet
 and liquidity
2. Mark Hilz: Brief update on the evolution of our vision,
 our current business model and strategy
3. Jim Long: Our financial outlook for the future
4. Take questions
Agenda:

GAAP Reconciliation and
 Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of the Private
Securities Litigation Reform Act of 1995, including future operating results expectations.
Statements associated with words such as “anticipate,” “believe,” “expect,” “hope,” “outlook,”
“should,” “target,” “will” or other similar words are forward-looking statements. These projections and other forward-looking statements are only projections. Actual events, performance or results may differ materially from those indicated due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing. Numerous of these factors are set forth in our most recently filed Form 10-Q and soon to be filed Form 10-K for 2008, which we urge you to read.
All financial results shown are for continuing operations unless otherwise noted
During this presentation references to financial measures of INX will include references to non
-GAAP financial measures. INX provides a reconciliation between GAAP and non-GAAP financial information within this presentation and on its website at www.INXI.com under the
“Investors” tab, which may be accessed directly at www.INXI.com/non-gaap-recon.
GAAP Reconciliation
Safe Harbor Statement

2008 Accomplishments
  Record revenue of $259.2 million, an increase of 24.6%, with 15.5% organic growth excluding the impact of acquisitions in economic recession conditions
  Services revenue growth of 50%, with service revenue mix increasing to 18% from 13%
  Managed services revenue growth of 44%
  Data center practice growth of $147%
  Two strategic acquisitions that add additional revenue sources company-wide
 ➢ AccessFlow in June - virtualization consultancy
 ➢ VocalMash in November - unified communications application integration services
  One geographic expansion acquisition - NetTeks in Boston, with above-average service revenue mix
  Increased working capital credit facility from $50 million to $60 million, increased balance sheet strength with an equity offering
  Added Cisco Telepresense offering, VMware virtualization consultancy offering, and INX proprietary disaster recovery hosting offerings
  Substantial cost realignment at end of year to position the company for continued difficult market conditions in 2009

4th Quarter & 2008 Full Year Financial Results
&
Balance Sheet & Liquidity
Brian Fontana
Vice President & CFO

($ in thousands except EPS)	4Q'08		Growth	4Q'07	
Revenue:					
Products	$ 51,628	81.2%	6.2%	$ 48,621	85.9%
Services	11,953	18.8%	49.8%	7,978	14.1%
Total revenue	63,581	100%	12.3%	56,599	100%
Gross profit:					
Products	8,841	17.1%		8,753	18.0%
Services	3,091	25.9%		2,789	35.0%
Total gross profit	11,932	18.8%		11,542	20.4%
SG&A expenses (1)	27,005	42.5%		10,395	18.4%
Operating income	(15,073)	-23.7%		1,147	2.0%
Interest (expense) and other income	49	0.2%		(79)	0.0%
Pre-tax net income from continuing ops	(15,024)	-23.6%		1,068	1.9%
Income tax (benefit) expense	178	0.3%		(257)	-0.5%
Net income from continuing operations	(15,202)	-23.9%		1,325	2.3%
Discontinued operations	14	0.0%		(14)	0.0%
Net income	(15,188)	-23.9%		1,311	2.3%
Diluted EPS	$ (1.75)			$ 0.16	
Shares used to compute diluted EPS	8,655,761			8,408,437	
Non-GAAP net income	$ (1,458)			$ 1,146	
Non-GAAP diluted EPS	$ (0.17)			$ 0.14	

(1) Includes $13.1 million impairment charge in 4Q08

INX

Fourth Quarter Results

Unusual Items In 4th Quarter Results
  $13.1 million non-cash impairment charge
 ➢ Result of INX’s annual impairment analysis of goodwill and intangible assets in accordance with GAAP
 ➢ The impairment was in part the result of the decline in the Company’s stock price during the fourth quarter and in part due to decreased current and expected near-
 term future cash flows from acquired operations due to the recession
 ➢ This non-cash charge has no impact on the Company’s existing cash balances, working capital, debt balances, credit line availability or normal business operations
  $466,000 bad debt expense primarily related to events at two customers
  $311,000 charge for severance expense related to December staff reductions
  $140,000 charge for settlement of the company’s only meaningful lawsuit
We recorded a number of unusual items in 4Q-2009 totaling $14.0 million

($ in thousands except EPS)	FY 2008		Growth	FY 2007	
Revenue:					
Products	$ 213,125	82.2%	*18.2%*	$ 180,311	86.7%
Services	46,032	17.8%	*66.4%*	27,656	13.3%
Total revenue	259,157	100%	*24.6%*	207,967	100%
Gross profit:					
Products	37,881	17.8%		31,747	17.6%
Services	13,276	28.8%		7,900	28.6%
Total gross profit	51,157	19.7%		39,647	19.1%
SG&A expenses (1)	61,805	23.8%		36,152	17.4%
Operating income	(10,648)	-4.1%		3,495	1.6%
Interest (expense) and other income	(16)	0.0%		(79)	0.0%
Pre-tax net income from continuing ops	(10,664)	-4.1%		3,416	1.6%
Income tax (benefit) expense	2,011	0.8%		(236)	-0.1%
Net income from continuing operations	(12,675)	-4.9%		3,652	1.8%
Discontinued operations	37	0.0%		83	0.0%
Net income	(12,638)	-4.9%		3,735	1.8%
Diluted EPS	$ (1.55)			$ 0.47	
Shares used to compute diluted EPS	8,133,165			8,027,286	
Non-GAAP net income	$ 3,814			$ 3,993	
Non-GAAP diluted EPS	$ 0.47			$ 0.50	

(1) Includes $13.1 million impairment charge in FY08

INX

Year End 2008 Results

12/31/2008	9/30/2008	12/31/2007
		(unaudited)	
ASSETS:			
Cash and cash equivalents	$ 10,937	$ 15,806	$ 9,340
Accounts receivable, net	52,866	51,077	45,128
Inventory	2,406	1,872	1,439
Deferred income taxes	-	2,100	2,100
Other current assets	1,275	1,101	2,062
PP&E, net	5,207	5,593	4,421
Goodwill and other intangible assets, net	14,603	25,584	19,751
Total assets	$ 87,294	$ 103,133	$ 84,241
LIABILITIES & STOCKHOLDERS' EQUITY:			
Short term debt	$ 168	$ 36	$ 6,200
Accounts payable	45,172	42,719	37,233
Accrued expenses	6,873	8,409	5,363
Deferred income taxes	-	1,565	1,565
Other liabilities	1,485	1,311	1,853
Total liabilities	53,698	54,040	52,214
Stockholders' equity	33,596	49,093	32,027
Total liabilities and stockholders' equity	$ 87,294	$ 103,133	$ 84,241

INX

Balance Sheet Data
(dollars in thousands)

Credit Availability and Liquidity
  Have maintained a strong balance sheet
  Cash at December 31, 2008 was $10.9 million, or $1.26 per share
  $60 million working capital credit facility with average usage of $35 to $40 million
  $10 million credit facility available for acquisitions with zero balance

25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Jan 08
Mar 08
May 08
Jul 08
Sep 08
Nov 08
Jan 09

Industry Sector	AR Balance	% of Total AR	% > 60 days	% > 90 days
Government	$ 9.2	26.0%	6.0%	1.0%
Healthcare	3.5	10.0%	7.0%	1.0%
Education	3.4	9.0%	25.0%	5.0%
Energy	1.9	5.0%	16.0%	1.0%

($ in millions)

INX

Accounts Receivable Quality
% of Total A/R Aged Over 60 Days At Month End Through Feb 2009
Primary Industry Sector A/R Aged Over 60 Days

Update On INX’s Business
Mark Hilz
President & COO

Update On How INX’s Vision Has Been Evolving
  INX completely transformed the company in 2000 when it sold substantially all operations and started up operations in the area of network infrastructure and IP telephony
  In 2006 IP voice goes main stream for enterprises and INX becomes a leader in the market, we correctly identified a major opportunity around the transition of voice to the IP network and we benefited substantially
  In 2006 we also began preparing for the coming huge transformation in the data center by adding network storage as part of our solution offering set
  VMware goes public in Sept of 2007 in the largest technology IPO since Google
  April 2008 Cisco announces the introduction of their new “Nexus” line of data center switches
  June 2008 INX acquires AccessFlow, one of VMware’s top consultancy partners
  Aggressive propagation of VMware consultancy across all regions of INX provides a complete practice set for Data Center Virtualization - INX is one of the few companies in the country with expertise in designing a complete virtualized data center architecture.
  In January 2009 rumors are circulated that Cisco will enter the server business mid 2009 with a different server architecture than is currently available; a server designed around the concept of virtualization
  INX is positioned well to take advantage of the coming transformation in the enterprise data center

Customer Billings						% Incr.
	2007			2008			
Network Infrastructure	$	176.5	80.8%	$	201.4	75.8%	14%
Unified Communications	$	33.3	15.2%	$	43.0	16.2%	29%
Data Center	$	8.6	4.0%	$	21.4	8.0%	147%
Totals	$	218.4	100.0%	$	265.8	100.0%	22%

INX

3 Key Areas Of Enterprise Technology
(dollars in millions)
 Today INX is a provider of “enterprise technology infrastructure solutions”
 with offerings in three key interrelated areas of enterprise technology:

INX Differentiation Strategies
  We invested in the development of additional complex technology infrastructure solutions offerings during 2008
  Telepresence, UC application integration capabilities and Data Center Virtualization were key initiatives
  We launched a more comprehensive methodology for selling, delivering and supporting complex solutions we call “Strategic Delivery Framework”
  A comprehensive set of methodologies that are integrated into sales, operations and engineering to ensure a better solution with less risk for INX customers as compared to general solutions integrators
  Brand and marketing rework around INX’s upward movement in terms of selling highly complex solutions in three interrelated areas of technology
  Managed services offerings around each practice set to support the full life cycle of the solutions we provide to our customers

INX Sales & Marketing Strategies In A Tough Economic Environment
  Marketing efforts are focused around demand generation events almost exclusively
  Use vendor marketing support where possible to lower cost of marketing
  INX sales strategy focused around solutions that lower cost and have easily calculated ROI
  Ensure sales force is trained extensively on selling complex solutions to enterprises
  Focus on verticals that are more resistant to current economic downturn such as
 Healthcare and Federal government
  Leverage sales force of large integrators and vendors to find new opportunities
  Sales management directly involved in smaller deal size to increase close rate of opportunities

Why We Are Optimistic About INX’s Long-Term Prospects
 In Spite Of The Recession
  INX is focused on delivering some of the best areas of technology, from a growth perspective
  Network security issues will continue unabated, irrespective of economic conditions, and many times spending is mandated by various requirements such as HIPPA or PCI compliance
  Unified communications is still in a state of relative infancy; the majority of enterprise phone systems are still antiquated TDM PBX technology; many organizations can experience a tangible ROI from deploying UC
  Web 2.0 collaboration applications are moving into the enterprise environment and are enhancing productivity
  TelePresence video communications solutions help save money by reducing travel
  Growth in network storage capacity, which occurs irrespective of economic conditions, will continue to drive demand for upgrading storage; the evolution of storage technology is toward the IP network which is INX’s strength
  Data center virtualization has one of the most compelling ROI metrics of any area of enterprise IT, and delaying the deployment of virtualization because of an economic downturn is less likely
  Virtualization of servers within the datacenter often requires an upgrade of the network infrastructure within the datacenter and Cisco is leading the market in terms of product offerings

Moving Forward
Jim Long
Chairman & CEO

Most Recently Reported Quarter	Revenue Guidance For Current Quarter
Cisco	-18% (U.S. enterprise "orders")	"minus 15% to minus 20%"
Ingram Micro	-13% (Worldwide revenue)	"decline in the low-to-mid twenties'
Tech Data	-14.1% (Americas revenue)	"down by as much as 20%"
INX	+12% (total revenue)	"plus 1% to minus 9%"

INX

Market Conditions - Some Benchmarks
 Cisco and the two largest wholesale distributors of technology products provide evidence of recent market weakness and a benchmark for INX performance:

How We Are Addressing The Current Economic Recession
  We are operating the company with an expectation that customer demand will remain soft for at least the first half of 2009, and more likely through 2009 or even longer
  Faced with an inability to forecast when economic activity and customer demand will improve, we are trying to remain “nimble and diligent”, in order to take advantage of market conditions
  Aggressively controlling costs other than direct costs of generating revenue during this period of downturn in demand - we have already made substantial cost reductions in December
  We are mindful that whatever issues INX is facing due to these difficult market conditions, some of our competitors that have leveraged balance sheets are facing even more significant issues
  Executing a plan to continue to gain market share during the continuing period of soft demand:
 ➢ Focusing on aggressive marketing of newer practice areas (virtualization, network storage, network security, virtual disaster recovery hosting, UC application integration), which can provide additional revenue opportunities from new and existing customers
 ➢ Hiring high quality sales talent at a time when they will be more generally available; this will increase costs at a time when decreased customer demand depresses revenue per customer and revenue per employee; will help INX gain market share and help improve operating profit several quarters in the future even if demand remains soft
 ➢ Pursuing acquisitions that have a high likelihood of being almost immediately accretive - some potential acquisition candidates are having issues due to credit constraints

Core Network Infrastructure
$55 billion market
INX = $171 million

The Total Market And INX’s Position Within It
Wireless
Networking
$3 billion market
INX = $13 million
Unified
Communications
$9 billion market
INX = $43 million
Security
$8 billion market
INX = $17 million
Virtualization
$2 billion market
INX = $3 million
Data Center
Servers
$50 billion market
INX = $2 million
Network
Storage
$45 billion market
INX = $16 million
Market size is total worldwide market
for products, excluding related services
Market size source: IDC; VMware
INX size based on product sales billings

Approx. Worldwide Market ($ billions)		Approx. INX 2008 Billings ($ millions)		Approx. INX 2008 % Of Market
Network Infrastructure:					
Routing and switching........	$	55	$	171	0.31%
Wireless networking...........		3		13	0.43%
Network security...............		8		17	0.21%
Totals..........................	$	66	$	201	0.30%
Unified Communications:					
IP voice systems...............	$	9	$	43	0.48%
Telepresence..................		>1		>1	0.00%
Totals..........................	$	9	$	43	0.48%
Data Center:					
Network storage................	$	45	$	16	0.04%
Virtualization software.........		2		3	0.15%
Servers (total market).........		50		2	0.00%
Totals..........................	$	97	$	21	0.02%
Total market	$	172	$	265	0.15%

INX

Capacity To Grow Newer Practice Areas
Market size source: IDC; VMware, based on end-user product
revenues only, excluding services; INX billings is products only
 Because video systems
 and data center solutions
 are more recent additions
 to INX’s offerings, there is
 better growth potential for
 those offerings within
 INX’s existing customers
 and geographic markets
The total market is large
relative to INX’s
participation in the market
Plenty of room to grow if
we can gain market share

2007		2008		% Incr.
Healthcare	$ 31,249	12.3%	$ 42,265	13.5%	35%
Education	35,378	14.0%	36,503	11.7%	3%
Government - Federal	25,253	10.0%	28,097	9.0%	11%
Government - Local	21,942	8.7%	26,867	8.6%	22%
Services	8,169	3.2%	26,792	8.6%	228%
Financial	16,526	6.5%	26,683	8.5%	61%
Government - State	17,522	6.9%	24,305	7.8%	39%
Energy	11,380	4.5%	15,716	5.0%	38%
Technology	14,692	5.8%	15,245	4.9%	4%
Retail	3,803	1.5%	11,801	3.8%	210%
Leasing (to other customer)	13,041	5.1%	9,457	3.0%	-27%
Manufacturer	3,682	1.5%	6,370	2.0%	73%
Industrial	7,455	2.9%	6,100	2.0%	-18%
Utility	4,598	1.8%	5,234	1.7%	14%
Indian Nation	7,218	2.8%	4,768	1.5%	-34%
Internet	3,693	1.5%	3,957	1.3%	7%
Numerous smaller groups	27,702	10.9%	22,151	7.1%	-20%
Totals	$ 253,303	100.0%	$ 312,310	100.0%	23%

INX

Customer Categories and Mix -
 There Will Be Growth In Some Sectors
(Dollars in thousands; based on customer total billings )

Engineers	35	128	266%	190	48%	
Sales	26	108	315%	131	21%	
Branch office admin	8	33	313%	35	6%	
Corporate ops	12	29	142%	42	45%	
Corporate admin	16	30	88%	31	3%	
Totals	97	328	238%	429	31%	

INX

Staffing Trends
 - Key To Both Growth and Improving Margins
Dec 31,
2004
+156%
+278%
Dec 31,
2007
%
Incr.
Dec 31,
2008
+17%
+36%
2008
  Direct employee costs were 68% and 70% of total operating expenses for 2007 and 2008
  Leveraging employee costs is key to improving operating profit margin; sales staff and engineering staff are direct revenue producing staffing, and we have been able to leverage non-direct-revenue-producing staff - key to improving profit margin
  Direct revenue-producing staffing increased 36% in 2008 compared to 17% increase for non-direct revenue producing staff - key to continued organic revenue growth and leverage of costs
Long-Term Trend
%
Incr.
vs.
vs.

($ in '000s)	Digitial Precision	Network Architects	InfoGroup Northwest	Datatran	Select	Total / Average
Location	Austin	New Mex.	Portland	Calif.	Boston	
When acquired..........................	Apr-03	May-05	Jun-05	Feb-06	Aug-07	
Price paid at closing..................	$ 846	$ 4,365	$ 2,523	$ 1,547	$ 6,900	$ 16,181
Earnout paid after closing............	$ -	$ 1,642	$ 1,503	$ 536	$ -	$ 3,681
Total purchase price..................	$ 846	$ 6,007	$ 4,026	$ 2,083	$ 6,900	$ 19,862
Operating profit contribution - post 4 full quarters..................	$ 97	$ 1,424	$ 1,686	$ 887	$ 690	$ 4,784
Price / post 4 full qtrs OPC..........	8.7	4.2	2.4	2.3	10.0	4.2
2007 operating profit contribution...	$2,687	$1,701	$3,051	$1,813	N/A	$ 9,252
Price / 2007 OPC....................	0.3	3.5	1.3	1.1	N/A	1.4
2008 operating profit contribution...	$ 2,950	$ 1,335	$ 3,130	$ 1,907	$ 294	$ 9,616
Price / 2008 OPC....................	0.3	4.5	1.3	1.1	23.5	2.1

INX

Performance Of Past Acquisitions
Note: “Operating Profit Contribution” for a business unit is the direct operating income from such business unit without any allocation of “corporate” costs to the business unit; excludes impairment charge

Outlook - Soft Customer Demand Due To Economic Recession
  Customers face a weak and uncertain economy and some customers have been negatively impacted due to reduced access to credit for financing capital expenditure projects
  Customer budgets will be constrained in 2009, as they were in 2008 (and maybe more so), but CIO’s cannot continue to delay mission-critical technology infrastructure projects
  Projects with better ROI are getting more attention and many customers that are moving forward with projects are cutting back on the size of project
  Customer demand, measured in terms of product sales contract/order bookings, slowed substantially in October 2008, but improved throughout the 4th quarter - organic order bookings, measured on a y/o/y basis, decreased 26% for October, was flat for November, increased 44% for December, and increased 1% for the 4th quarter in total
  1st quarter customer demand started off very weak but has been improving - organic product order bookings were down 33% y/y for January (compared to a strong prior year month) and decreased 18% for February compared to a relatively normal sized prior year month - a slow start to 2009 related to customers evaluating how they are going to proceed with technology projects in 2009, with some projects ultimately being delayed or down-sized
  Customer order bookings have been improving more recently and our sales pipeline indicates that March will be the best month of the 1st quarter, and up substantially compared to the prior year.

Financial Outlook For 1Q-2009
  We are continuing to provide the same guidance we have for the past several years – a range of expected revenue for the current quarter
  For 1Q-2009 we expect:
 ➢ Total revenue in the range of $54-$60 million compared to prior year period total revenue of $59.6 million (y/y growth of -9% to +1%)
 ➢ Services revenue in the range of $10-$11 million compared to prior year period service revenue of $9.2 million (y/y growth of +9% to +20%)
  We continue to maintain our long-term target ranges for gross profit margin of 15%-19%
 for products and 30%-35% for services, and for operating profit margin in the range of 4%-
 7%, the achievement of which is dependent upon leveraging certain operating expenses against continued revenue growth
  However, as we stated last quarter, for Q1 and Q2 we expect that both gross margin percentage and operating profit margin percentage will be pressured somewhat due to our efforts to expand newer practice areas and our efforts to gain market share in a period of soft customer demand

Summary / Highlights
  Achieved 25% revenue growth for 2008 and 12% y/y revenue growth for 4Q-2008 despite difficult market conditions; exceeded growth of benchmark companies
  4th quarter revenue was within our expected range but operating profit results were below our expectations due to a number of unusual expense items
  Growth of our higher margin and more stable services revenues grew much more than product revenues: +66% for 2008 and +50% for 4Q-2008 y/y
  We are fortunate to be focused on some of the best areas of technology from a growth perspective, and many of the areas of technology we offer provide a compelling ROI
  The current economic recession will continue to cause customer demand to be generally soft, but we have a plan for dealing with the expected continued difficult market conditions:
 ➢ Our strong balance sheet is a competitive advantage in today’s market
 ➢ Actively pursuing numerous acquisition candidates, but we will not be aggressive about closing transactions unless the pricing and the timing are right
 ➢ Our addition over the past two years of new offerings, including security, storage,
 Telepresense, virtualization, hosted DR, and UC application integration, and our expected addition of Cisco data center server products, provides additional revenue sources from new and existing customers
 ➢ We have already executed on a substantial expense reduction at the end of Q4 and we are continuing to aggressively manage costs.